Schedule of Computation of Performance Advertising Quotations

A. Representative Total Return Calculations

         Set forth below are representative calculations of each type of total return performance quotation included in the Statement of Additional Information of Twentieth Century Investors, Inc.

                  1. Average annual total return. The five year average annual return of Growth Investors, as quoted in the Statement of Additional Information, was 18.32%.

         This return was calculated as follows:

                  P(1+T)n=ERV
                  where,

         P = a hypothetical initial payment of $1,000 T = average annual total return n = number of years ERV = ending redeemable value of the hypothetical $1,000 payment at the end of 5 years.

         Applying the actual return figures of Growth Investors for the 5 year period ended October 31, 1995:

         1,000 (1+18.32%)5 = $2,318.95

         T =  2,318.95  1/5 - 1
          1,000.00

         T = 18.32%

                  2. Cumulative total return. The cumulative total return of Growth Investors from 6/30/71 to 10/31/95 as quoted in the Statement of Additional Information, was 6,212.00%

         This return was calculated as follows:

                  C = (ERV - P)
                             P

                  where,

         C = cumulative total return


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         P = a hypothetical initial payment of $1,000

         ERV = ending redeemable value of the hypothetical
         $1,000 payment at the end of the 24.3 year period

         Applying the actual return figures of Growth Investors for the 24.3 year period ended October 31, 1995:

         C = (63,120 - 1,000)
                           1,000

         C = 6,212.00%

B. Yield Calculations

         Set forth below are representative calculations of each type of yield quotation included in the Statement of Additional Information of Twentieth Century Investors, Inc.

                  1. Cash Reserve Yield. The yield for Cash Reserve for the current seven days ended October 31, 1995, as quoted in the Statement of Additional Information, was 5.16%.

         The yield was computed as follows:

                  Y = I x 365
                      B    7

         where,

         Y = yield
         I = total income of hypothetical account of one share over seven day period
         B = beginning account value ($1)

         Applying the actual figures of Cash Reserve for the seven day period ended October 31, 1995:

         Y = .000990334 x 365
             ----------   ---
                      1        7

         Y = 5.16%

         Thirty-day yields are calculated similarly, with the appropriate substitutions.

                  2. Cash Reserve Effective Yield. The effective yield for Cash Reserve for the seven days ended October 31, 1995 as quoted in the Statement of Additional Information, was 5.30%.

         The effective yield was computed as follows:

         EF = (1 + I) - 1
                           B

         where,




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         EF - effective yield
         I = total income of hypothetical account of one share over seven day period
         B = beginning account value ($1)

         Applying the actual figures of Cash Reserve for the seven day period ended October 31, 1994:

         EF =  1 + .0990334  365 - 1
                   --------  ---
                               1      7

         EF = 5.30%

                  3. Other Fixed-Income Funds and the Balanced Fund Yield. The yield for U.S. Governments for the thirty days ended October 31, 1995, as quoted in the Statement of Additional Information, was 5.18%.

         The yield was calculated as follows:

         Y =   a - b + 1  6 - 1 *2
               -----
                    c*d

         where,

         Y = yield
         a = total income during thirty day period b = expense accrued for the period c = average daily number of shares outstanding during the period
         d = maximum offering price per share on last day of period

                  Applying the actual figures of U.S. Governments for the thirty day period ended October 31, 1995:

           1,891,818.76 - 220,043.54 +1  6 - 1 *2
           -------------------------
       41,143,971.501 * 9.51

         Y = 5.18%

                  4. Tax-Equivalent Yield. The tax-equivalent yield for Tax-Exempt Intermediate Term for the thirty days ended October 31, 1995, as quoted in the Statement of Additional Information, was 6.58%.

         The tax-equivalent yield was calculated as follows:
         EY = Y - Yt
                  _______ + Yt
                   1 - A

         where,

         EY = tax-equivalent yield Y = yield (as computed above) A = assumed tax rate of 36%
         Yt = portion of the yield that was not tax-exempt


                  Applying the actual figures of Tax-Exempt Intermediate Term for the thirty days ended October 31, 1995:

         EY =  4.21
                  1-.36

         EY = 6.58%

         Cumulative total return and average annual total return quotations for the fixed-income funds (other than Cash Reserve) are calculated in the same manner as cumulative total return and average annual total return quotations for the Twentieth Century common stock funds and the Balanced Fund as described under paragraphs A1 and A2 of this Schedule.